Exhibit 99.1

SCWorx Signs New Agreement with a University Medical Center For $649,000

NEW YORK--(BUSINESS WIRE)—March 5, 2019, SCWorx Corp (NASDAQ: WORX) today announced the signing of a new agreement with a 448 bed New York-based single standing university medical center. The $649,000 agreement to provide data management services is initially for a three-year term with annual extensions upon mutual written agreement of the parties.

Marc Schessel, CEO of SCWorx commented: “This award is especially gratifying to us at SCWorx as this medical center had only limited funds to use to enhance its business system infrastructure and has significant goals in terms of margin improvement – as such the medical center performed one of the most in-depth due diligence that we have ever experienced. The fact that ultimately the account chose not only our base data management service, but our advanced interoperability systems is, we believe, additional proof that our suite of automated management services provides the solutions that finance professionals find critically valuable. Our company, being Provider-centric, can solve the complex systems integration issues that are blocking them from achieving a more stable and efficient business platform.”

The Company does not expect to incur any significant additional overhead resulting from this contract and anticipates procuring new contracts for its software by numerous other healthcare providers in the foreseeable future.

About SCWorx

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, including but not limited to securing future contracts, and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com